UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 2, 2012, Dataram Corporation (the "Company") signed Amendment No. 2, dated as of February 9, 2012, to its Loan and Security Agreement executed July 27, 2010 with Crestmark Commercial Capital Lending LLC. In connection with this Amendment No. 2 the Company also executed an Amended and Restated Promissory Note also dated February 9, 2012. Amendment No. 2 calls for a reduction in the credit facility from $5,000,000 to $3,500,000 effective immediately. Other provisions of Amendment No. 2 are changes to the Tangible Net Worth covenant, a term of one year from February 9, 2012 and the establishment of an exit fee if certain conditions are met. The Company believes that based on current projections, the Company will be able to borrow the maximum allowed under the formulas provided for in the original agreement and therefore the reduction in credit facility will not affect the Company’s borrowing ability. The Amended and Restated Promissory Note reduces the maximum amount due under the note to $3,500,000 from $5,000,000. The agreements are filed as exhibits to this Form 8-K.

Section 9 - Financial Statements and Exhibits.

Item 9.01.	Exhibits.

10.1	Amendment No. 2, dated as of February 9, 2012, to Loan and Security Agreement by and between Crestmark Commercial Capital Lending LLC and Dataram Corporation.

10.2	Amended and Restated Promissory Note, dated as of February 9, 2012, made by Dataram Corporation in favor of Crestmark Commercial Capital Lending LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

	By:	MARC P. PALKER

Date: March 7, 2012		/s/ Marc P. Palker
Marc P. Palker
Chief Financial Officer